As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Distribution Solutions Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	36-2229304
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

(773) 304-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard D. Pufpaf

Senior Vice President, Secretary, General Counsel and Chief Compliance Officer

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

(773) 304-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Noreuil

Anna T. Pinedo

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020-1001

(212) 506-2500

Approximate date of commencement of proposed sale to the public:

From time to time on or after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2023

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

References in this prospectus to “DSG,” “Company,” “we,” “our” and “us” refer to Distribution Solutions Group, Inc.

We may from time to time offer, in one or more series, separately or together, the following:

•	our common stock, $1.00 par value per share (“common stock”);

•	our preferred stock, $1.00 par value per share (“preferred stock”) in one or more series;

•	debt securities in one or more series;

•	warrants to purchase our common stock, preferred stock and/or debt securities;

•	subscription rights to purchase our common stock, preferred stock and/or debt securities; and

•	units of our common stock, preferred stock, debt securities, warrants or subscription rights, or any combination thereof.

The aggregate public offering price of the securities that we may offer through this prospectus will be up to $500,000,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Please read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

We may, from time to time, offer and sell these securities directly or through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on or off the Nasdaq Global Select Market, at prevailing market prices or at privately negotiated prices, on a continuous or delayed basis, or through any other means described in the “Plan of Distribution” section of this prospectus.

You should carefully read this prospectus, any prospectus supplement and the information incorporated by reference herein or therein before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DSGR.” On March 16, 2023, the last reported sale price of our common stock was $40.32 per share on the Nasdaq Global Select Market.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission (“Commission”), as described under the caption “Risk Factors” on page 8.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, seller or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement other than those contained, or incorporated by reference, in this prospectus or any prospectus supplement, and if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, agent or dealer. We or an authorized underwriter, agent or dealer may also furnish you with a free writing prospectus relating to the applicable securities. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

The date of this prospectus is             , 2023

-i-

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements set forth and incorporated by reference in this prospectus, which are not historical, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters that relate to us, our subsidiaries or our management. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance, and we undertake no obligation to update or revise, nor do we have a policy of updating or revising, any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Examples of the risks and uncertainties include, but are not limited to, the following:

•	inventory obsolescence;

•	work stoppages and other disruptions at transportation centers or shipping ports;

•	TestEquity Acquisition, LLC’s reliance on a significant supplier for a significant amount of its product inventory;

•	changes in our customers, product mix and pricing strategy;

•	disruptions of our information and communication systems;

•	cyber-attacks or other information security incidents;

•	the inability to successfully recruit, integrate and retain productive sales representatives;

•

any difficulties in integrating the business operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, with our legacy operations as Lawson Products, Inc., and/or the failure to successfully combine those operations within our expected timetable;

•	failure to retain talented employees, managers and executives;

•	the inability of management to successfully implement changes in operating processes;

•	the inability to successfully integrate additional acquisitions into our organization;

•	competition in the markets in which we operate;

•	potential impairment charges for goodwill and other intangible assets;

•	changes that affect governmental and other tax-supported entities;

•	our significant amount of indebtedness;

•	failure to adequately fund our operating and working capital needs through cash generated from operations and borrowings available under our credit facility;

•	failure to meet the covenant requirements of our credit facility;

•	government efforts to combat inflation, along with other interest rate pressures, could lead to higher financing costs;

•	declines in the market price of our common stock;

•	Luther King Capital Management Corporation’s significant influence over the Company in light of its ownership percentage;

•

the issuance of additional shares of our common stock in accordance with the earnout provisions of the Merger Agreements (as defined herein) to entities affiliated with Luther King Capital Management Corporation in connection with the Mergers (as defined herein);

•	violations of environmental protection regulations;

•	changes in tax matters;

•

risks arising from the international operations of TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, subjecting us to new and additional legal and regulatory regimes;

•	potential limitations on our ability to use our net operating losses and certain other tax attributes generated prior to the Mergers;

•	public health emergencies, such as the COVID-19 pandemic;

•	business uncertainties as a result of the Mergers;

•	stockholder litigation relating to the Mergers;

•

TestEquity Acquisition, LLC and 301 HW Opus Holdings, Inc., which conducts business as Gexpro Services, may not have in place the financial organization, reporting and internal controls necessary for a public company;

•	a downturn in the economy or in certain sectors of the economy;

•	changes in energy costs, tariffs, transportation costs and the cost of raw materials used in our products, and other inflationary pressures;

•	supply chain constraints, inflationary pressure and labor shortages;

•	foreign currency exchange rate changes; and

•	all other factors discussed in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2022.

These and other risks and uncertainties are detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and described from time to time in the reports we file with the Commission.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may sell shares of common stock, preferred stock, debt securities, warrants, subscription rights and/or units in one or more offerings, up to a total amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer under this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

The Commission allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding us, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

You should read both this prospectus and the applicable prospectus supplement together with additional information from the sources described under the “Where You Can Find More Information” section of this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date subsequent to their respective dates.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

OUR BUSINESS

Effective May 5, 2022, Distribution Solutions Group, Inc., a Delaware corporation, changed its corporate name from “Lawson Products, Inc.” to “Distribution Solutions Group, Inc.” DSG is a specialty distribution company providing value-added distribution solutions to the maintenance, repair and operations (“MRO”), original equipment manufacturer (“OEM”) and industrial technology markets. DSG has three principal operating companies: Lawson Products, Inc. (“Lawson”), TestEquity Acquisition, LLC (“TestEquity”) and 301 HW Opus Holdings, Inc., conducting business as Gexpro Services (“Gexpro Services”). The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined on April 1, 2022, to create a specialty distribution company.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support, and fast, reliable delivery to be a one-stop solution provider. As of March 2023, DSG serves approximately 110,000 distinct customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

DSG was incorporated in Illinois in 1952, and reincorporated in Delaware in 1982.

Combination with TestEquity and Gexpro Services

Business Combination Background

On December 29, 2021, DSG entered into an:

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Agreement and Plan of Merger (the “TestEquity Merger Agreement”) by and among (i) LKCM TE Investors, LLC, a Delaware limited liability company (the “TestEquity Equityholder”), (ii) TestEquity Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the TestEquity Equityholder, (iii) DSG and (iv) Tide Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of DSG (“Merger Sub 1”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 1 would merge with and into TestEquity, with TestEquity surviving the merger as a wholly-owned subsidiary of DSG (the “TestEquity Merger”); and

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Agreement and Plan of Merger (the “Gexpro Services Merger Agreement” and, together with the TestEquity Merger Agreement, the “Merger Agreements”) by and among (i) 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Services Stockholder”), (ii) 301 HW Opus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Gexpro Services Stockholder, (iii) DSG and (iv) Gulf Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of DSG (“Merger Sub 2”), pursuant to the terms and subject to the conditions of which the parties agreed, among other things, that Merger Sub 2 would merge with and into Gexpro Services, with Gexpro Services surviving the merger as a wholly-owned subsidiary of DSG (the “Gexpro Services Merger” and, together with the TestEquity Merger, the “Mergers”).

Completion of the TestEquity Merger and the Gexpro Services Merger

On April 1, 2022, the TestEquity Merger was consummated pursuant to the TestEquity Merger Agreement. In accordance with and under the terms of the TestEquity Merger Agreement, at the closing of the TestEquity Merger, DSG: (i) issued to the TestEquity Equityholder 3,300,000 shares of DSG common stock, (ii) on behalf of TestEquity, paid certain indebtedness of TestEquity and (iii) on behalf of TestEquity, paid certain transaction expenses of TestEquity.

On April 1, 2022, the Gexpro Services Merger was consummated pursuant to the Gexpro Services Merger Agreement. In accordance with and under the terms of the Gexpro Services Merger Agreement, at the closing of the Gexpro Services Merger, DSG: (i) issued to the Gexpro Services Stockholder 7,000,000 shares of DSG common stock, (ii) on behalf of Gexpro Services, paid certain indebtedness of Gexpro Services and (iii) on behalf of Gexpro Services, paid certain specified transaction expenses of Gexpro Services.

TestEquity and Gexpro Services were treated as a combined entity as the accounting acquirer for financial reporting purposes, and DSG was identified as the accounting acquiree.

The foregoing descriptions of the TestEquity Merger, the TestEquity Merger Agreement, the Gexpro Services Merger and the Gexpro Services Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the TestEquity Merger Agreement and the Gexpro Services Merger Agreement, which were filed as Exhibit 2.1 and 2.2 respectively, to DSG’s Current Report on Form 8-K filed with the SEC on January 4, 2022 and incorporated by reference in DSG’s Annual Report on Form 10-K as its Exhibit 2.1 and 2.2 respectively. For more information about the Mergers, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

DSG Vision and Strategic Focus

The complementary distribution operations of Lawson, TestEquity and Gexpro Services were combined for the purpose of creating a specialty distribution company enabling each of Lawson, TestEquity and Gexpro Services to maintain their respective high-touch, value-added service delivery models and customer relationships in their specialty distribution businesses under the leadership of their separate business unit management. The DSG leadership team provides oversight to the separate leadership teams of each of the operating companies. This structure enables the combined company to leverage best practices, back-office resources and technologies across the three operating companies to help drive cost synergies and efficiencies. The combined company has the ability to utilize its combined financial resources to accelerate a strategy of expansion through both business acquisitions and organic growth.

Organic Growth Strategy

We intend to grow our revenue organically and further improve our operations by exploring growth opportunities that provide different channels to reach customers, increase revenue and generate positive results. We plan to utilize our company structure to grow organic revenue by collaborative selling across our customer bases and expanding the digital capabilities across our platform.

Acquisition Strategy

In addition to organic growth, we plan to actively pursue acquisition opportunities complementary to our businesses that we believe will be financially accretive to our organization.

Human Capital Resources—General Employee Information

Our organization supports a culture of continuous improvement and emphasizes the importance of addressing the needs of our customers. We require our employees to act with integrity in every aspect of our business while encouraging them to be results driven, team oriented and progressive.

As of December 31, 2022, our combined workforce included approximately 3,100 individuals, comprised of approximately 1,646 in sales and marketing, approximately 1,189 in operation and distribution and approximately 298 in management and administration. Approximately 1,720 individuals are within Lawson, 554 are within TestEquity, 684 are within Gexpro Services, with the remaining in corporate or other non-reportable segments.

Our Three Principal Operating Companies

Lawson

Lawson is a distributor of products and services to the industrial, commercial, institutional and governmental MRO marketplace. Lawson primarily distributes MRO products to its customers through a network of sales representatives throughout the United States and Canada.

Background and Operations. Lawson delivers quality products to customers and offers them extensive product knowledge, product application expertise and Vendor Managed Inventory (“VMI”) services. Lawson competes for business primarily by offering a value-added service approach wherein highly trained sales representatives manage the product inventory for customers. The VMI model makes it less likely that customers will run out of a product while optimizing their inventory levels. Lawson ships products to its customers in all 50 U.S. states, Puerto Rico, Canada, Mexico and the Caribbean.

Strategic Focus. Lawson’s vision is to be its customers’ first choice for MRO solutions that improve their operating performance. Lawson plans to achieve its vision by working closely with customers to maintain and enhance their operations by providing them with quality products, superior service and innovative solutions, and to grow both organically and through acquisitions.

Industry and Competition. The MRO market is comprised of companies that buy and stock products in bulk and supply these products to customers on an as needed basis. The customer benefits from our knowledge and the convenience of ordering smaller quantities maintained by us.

There is a significant amount of competitive fragmentation by geography and product within the industry. We encounter competition from several national distributors and manufacturers and a large number of regional and local distributors. Some competitors have greater financial and personnel resources, handle more extensive lines of merchandise, operate larger facilities and price some merchandise more competitively than we do.

TestEquity

TestEquity is a leading distributor of test and measurement equipment and solutions, electronic production supplies and tool kits from its leading manufacturing partners. TestEquity operates primarily through five brands, TestEquity, TEquipment, Techni-Tool, Jensen Tools and Instrumex, and is focused primarily on North America with a network of sales representatives throughout the United States, Canada, Mexico and the United Kingdom.

Background and Operations. Based out of Moorpark, California, TestEquity is a large, comprehensive provider of electronic test solutions in the United States supporting the aerospace, defense, wireless and communication, semiconductors, industrial electronics and automotive, and electronics manufacturing industries. TestEquity designs, rents and sells a full line of high-quality environmental test chambers. In addition to a large array of test and measurement products, TestEquity also offers calibration, refurbishment and rental solutions and a wide array of refurbished products. TestEquity continues to benefit from electronification of products across a range of industries, including the internet of things (“IOT”), electric vehicles (“EV”) and the 5th generation mobile network (“5G”). TestEquity offers over 250,000 products and 700 manufacturer brands with overlap across the following brands.

TEquipment (acquired as Interworld Highway, LLC) is one of the top distributors for both test and measurement and electronic production supplies in the United States, with its e-commerce focused strategy, broad product range, amplified by access to core TestEquity products, and strong technical support for their customers.

Techni-Tool is one of the industry’s largest solder, soldering equipment and electronic production distributors. Techni-Tool offers a wide range of products to support electronic production as well as compliance testing. In addition to the brand specific products offered, Techni-Tool also provides VMI solutions and dedicated technical support.

Jensen Tools is a top distributor for the electronics MRO customer base. In addition to being a distributor of handheld tools from leading brands, Jensen Tools offers private label Jensen branded hand tools that have been developed over years of customer usage and manufactured to a specified and demanding tolerance level. Jensen Tools employs a dedicated team of engineering, operational and sales professionals who focus on designing and building quality tool kits for its customers.

Instrumex is a small refurbished test and measurement distributor, based in Munich Germany, with a global reach.

During the quarterly period ended September 30, 2022, the final stage of moving Techni-Tool and Jensen Tools to the TestEquity platform was completed, meaning that customers for each of these brands now have full access to the 250,000 active products across TestEquity group.

Strategic Focus. TestEquity intends to grow revenue both organically and through acquisitions and continuing to expand and improve its service offerings to its customers. In particular, TestEquity strives to improve its digital experience, with a consistent approach for all of its brands. TestEquity intends to seek to increase its market share through continued expansion of product lines and greater penetration of the e-commerce market, enabled through investment in key digital talent and leverage of the existing TestEquity and TEquipment platforms.

Industry and Competition. Across both the test and measurement and electronic production supplies businesses, the North American market is fragmented with competitors ranging from large global distributors to national and regional distributors. Some competitors have greater financial and personnel resources, handle more extensive lines of merchandise, operate larger facilities and price some merchandise more competitively than TestEquity.

Gexpro Services

Gexpro Services is a world-class global supply chain solutions provider, specializing in the development of mission critical production line management, aftermarket and field installation programs. Gexpro Services provides comprehensive supply chain management solutions, including a full technology suite offering of VMI, kitting, global logistics management, manufacturing localization and import expertise, value engineering and quality assurance. Gexpro Services’ end-to-end project management is designed to support manufacturing OEMs with their engineered material specifications, fulfillment, and quality requirements to improve their total cost of ownership. Gexpro Services has manufacturing and supply chain operations in over 31 Service Center sites across nine countries including key geographies in North America, South America, Asia, Europe, and the Middle East. Gexpro Services serves customers in six vertical markets, including renewables, industrial power, consumer and industrial, technology, transportation, and aerospace and defense.

Background and Operations. Gexpro Services was formed in November 2019 and, in February 2020, acquired the “Gexpro Services” business from French distributor Rexel S.A. via a carve-out acquisition.

As a top distributor and service provider to the OEM market, Gexpro Services has approximately 2,700 suppliers offering approximately 60,000 products. These products are inventoried and sourced through 31 locations in North America, South America, Asia, Europe and the Middle East.

Strategic Focus. Gexpro Services intends to grow organically through market share expansion primarily through new product introduction, increased sales of products and services to existing customers and expansion of its customer base. Gexpro Services believes that its services benefit its customers by helping them reduce their direct and indirect procurement costs and total cost of ownership for high volume, low value Class C parts, and that its services can help drive substantial cost savings for its customers. Additionally, Gexpro Services intends to grow its business through strategic, accretive acquisitions, and through continued improvement in service and product offerings to its customers.

Industry and Competition. Gexpro Services operates in a large, fragmented market with many competitors servicing OEMs as well as the MRO segment of the Class C product line. Competitors of Gexpro Services include large global distributors as well as national, regional and local distributors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the “Risk Factors” section in the applicable prospectus supplement and under the “Risk Factors” sections in any of our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, before making an investment decision. For additional information, please see the sources described under the caption “Where You Can Find More Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds of the securities we offer hereby. Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities we sell will be added to our general corporate funds and may be used for working capital, capital expenditures, refinancing of existing indebtedness, other corporate expenses and acquisitions of products, technologies and businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. If we elect at the time of the issuance of the securities to make different or more specific uses of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus include:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	debt securities, which we may issue in one or more series; and

•	warrants to purchase our common stock, preferred stock and/or debt securities;

•	subscription rights to purchase our common stock, preferred stock and/or debt securities; and

•	units of our common stock, preferred stock, debt securities, warrants or subscription rights, or any combination thereof.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $500,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material U.S. Federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities;

•	maturity, if any;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking, if applicable;

•	voting or other rights, if any;

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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

DESCRIPTION OF EQUITY SECURITIES

DSG is a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws. The following summary of the material terms, rights and preferences of our capital stock is not complete. You should read our amended and restated certificate of incorporation and our amended and restated bylaws for more complete information before you purchase any of our securities. Copies of our amended and restated certificate of incorporation and our amended and restated bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should read these documents in order to better understand the terms of our common and preferred stock.

Authorized Capitalization

Our amended and restated certificate of incorporation provides that we are currently authorized to issue 35,000,000 shares of common stock and 500,000 shares of preferred stock. On February 28, 2023, there were 19,421,570 shares of our common stock outstanding and there were no shares of our preferred stock outstanding.

Common Stock

Issuance of Common Stock

Shares of common stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors.

Dividends and Rights Upon Liquidation

After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in such amounts as the board of directors may from time to time determine. Our common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The Company does not currently pay a dividend on its common stock.

Voting Rights

The holders of the common stock are entitled to vote at all meetings of the stockholders and are entitled to cast one vote for each share of common stock held by them respectively and standing in their respective names on the books of the Company. Each stockholder is entitled to cumulative voting with respect to the election of directors, which entitles stockholders to add all of the votes they have for directors and cast such votes for any single director or distribute them among directors.

Preemptive Rights

Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Business Combinations

The Company’s amended and restated certificate of incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal to or greater than 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (x) a transaction with respect to which the board of directors has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder or (y) any transaction approved, prior to the consummation of such transaction, by two-thirds of the directors who are not representatives or affiliates or associates of the 10% stockholder.

Preferred Stock

Issuance of Preferred Stock

Shares of preferred stock may be issued from time to time as our board of directors may determine and on such terms and for such consideration as may be fixed by the board of directors. Our board of directors may, without further action by our stockholders, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences and rights of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends, if any, on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights, which could adversely affect the holders of shares of our common stock.

Terms

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the Commission. To the extent required, the description will include:

•	the designation of such series;

•	the dividend rights of holders of shares of such series;

•	the terms on which shares of each series may be redeemed if the shares of such series are redeemable;

•	the rights of the holders of shares of each such series upon dissolution or any distribution of assets;

•	the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of shares of each such series;

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the terms upon which the shares of each such series may be converted into or exchanged for shares of any other class or classes or of any one or more series of preferred stock if the shares of such series are to be convertible or exchangeable;

•	the voting rights, if any, of the shares of each such series; and

•	any other relative rights, preferences or limitations of shares of the series consistent with our amended and restated certificate of incorporation and applicable law.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to a filing with the Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Dividends

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors, but promotes continuity of management.

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Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our stockholders may be called only by the chief executive officer, the chairman of the board, a majority of the board of directors or by the secretary of the Company upon the written request of one or more stockholders of record of the Company that have continuously held beneficial ownership of at least 25% “net long position” (as defined in our amended and restated certificate of incorporation) of the outstanding common stock for at least 30 days as of the date such written requests are delivered to the secretary of the Company. These provisions might delay the ability of our stockholders to force consideration of a proposal.

•	Advance Notice Requirements. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate directors for election at or bring business before our annual meeting of stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice for the nomination of directors and for bringing business before the meeting, respectively. These provisions might preclude our stockholders from nominating directors or bringing business before our annual meeting of stockholders at our annual meeting of stockholders if the proper procedures are not followed.

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Business Combinations. The Company’s amended and restated certificate of incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any of (x) any merger, reorganization or consolidation of the Company, (y) any sale of the Company or substantially all of its assets or (z) the issuance of any securities in exchange for assets having a value equal to or greater than 5% of the assets of the Company, in any such transaction with a stockholder holding 10% or more of our common stock (such stockholder, the “10% stockholder”); and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (1) a transaction with respect to which the board of directors has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder or (2) any transaction approved, prior to the consummation of such transaction, by two-thirds of the directors who are not representatives or affiliates or associates of the 10% stockholder. This provision might deter a potential acquirer from investing in our securities.

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Combination Proposal Considerations. When evaluating any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Company, (b) to merge or consolidate the Company with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Company (any such proposal, a “Combination Proposal”), the Company’s amended and restated certificate of incorporation provides that it is proper for the board of directors to consider: (i) the best interests of the stockholders, including not only the consideration being offered in the Combination Proposal in relation to the then current market price, but also in relation to the then current value of the Company in a freely negotiated transaction and in relation to the board of directors’ estimate of the future value of the Company as an independent entity; and (ii) such other factors that the board of directors determines to be relevant, including the social, legal and economic effects of the transaction on the employees, suppliers, customers and other constituents of the Company, and the communities in which the Company operates.

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Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least seventy-five percent (75%) of our then-outstanding voting power.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum. Our amended and restated bylaws provide that a state or federal court located within the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty by any director, officer or other employee, any action asserting a claim against us arising pursuant to the DGCL or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock are Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company. The transfer agent and registrar for any preferred stock we issue will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “DSGR.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture (such trustee, the “senior trustee”). We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture (such trustee, the “subordinated trustee”). We will file forms of these documents as exhibits to an amendment to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

General

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement. We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	The title or designation;

•	Any limit on the principal amount that may be issued;

•	Whether or not we will issue the series of debt securities in global form, the terms and the depositary;

•	The maturity date;

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The annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	The terms of the subordination of any series of subordinated debt;

•	The place where payments will be payable;

•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	The date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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The date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	Whether the indenture will require us to maintain any asset ratios or reserves;

•	Whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	A discussion of any material or special U.S. Federal income tax considerations applicable to the debt securities;

•	The denominations in which we will issue the series of debt securities; and

•	Any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for a period of thirty (30) days and the time for payment has not been extended or deferred;

•	If we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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If we fail to observe or perform any other covenant contained in the debt securities or the indentures (other than defaults under the first two bullets or related to a covenant specifically relating to another series of debt securities) and our failure continues for a specified period after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	The direction given by the holder is not in conflict with any law or the applicable indenture;

•	The indenture trustee may take any proper action that is not inconsistent with such direction; and

•	Subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

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The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

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The indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within sixty (60) days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	Changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	Waive a default in the payment of principal or interest on any security;

•	Make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the security; or

•	Reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	Register the transfer or exchange of debt securities of the series;

•	Replace stolen, lost or mutilated debt securities of the series;

•	Maintain paying agencies;

•	Hold monies for payment in trust;

•	Compensate and indemnify the indenture trustee; and

•	Appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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Issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	Register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as transfer agent and paying agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock or to purchase debt securities as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. The following statements with respect to the warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by the Company and a warrant agent to be selected at the time of issue (the “warrant agent”), a form of which will be filed with the SEC.

The applicable prospectus supplement will describe the terms of the warrants, including the following:

•	The offering price, if any;

•	If applicable, the number of shares of preferred stock or common stock purchasable upon exercise of each warrant and the initial price at which such shares may be purchased upon exercise;

•	If applicable, the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the warrants;

•	If applicable, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	The date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	Federal income tax consequences;

•	Call provisions of such warrants, if any;

•	Anti-dilution provisions of the warrants, if any;

•	Whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

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Any additional or other terms, procedures, rights, preferences, privileges, limitations and restrictions relating to the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The shares of preferred stock or common stock issuable upon the exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to our stockholders to purchase our common stock, preferred stock or debt securities or any combination thereof, as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus. The following statements with respect to the rights are summaries of, and subject to, the detailed provisions of the subscription rights certificates or other agreements or instruments memorializing the subscription rights, the forms of which will be filed with the Commission.

The applicable prospectus supplement will describe the terms of the subscription rights, including the following:

•	the date of determining the stockholders entitled to the subscription rights distribution;

•	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the subscription rights;

•	the exercise price;

•	the aggregate number of subscription rights issued;

•	whether the subscription rights are transferrable and the date, if any, on and after which the subscription rights may be separately transferred;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the right to exercise the subscription rights will expire;

•	the method by which holders of subscription rights will be entitled to exercise the subscription rights;

•	the conditions to the completion of the offering, if any;

•	withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities, if any;

•	any applicable material U.S. Federal income tax considerations; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights, as applicable.

Each subscription right will entitle the holder of subscription rights to purchase for cash the number of shares or principal amount, as applicable, of common stock, preferred stock or debt securities or a combination thereof, at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or debt securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The subscription rights agent, if any, for any subscription rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. Set forth below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the unit agreement and the prospectus supplement relating to the units.

The applicable prospectus supplement will describe the terms of the units, including the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax consequences; and

•	any material provisions of the governing unit agreement that differ from those described above.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, debt securities offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), which will act as depository, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;

•	A “banking organization” within the meaning of the New York Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	Be entitled to have the securities registered in their names; or

•	Receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each global security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or, if applicable, the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters, dealers or agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market-making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any overallotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings, including the registration statement and exhibits, are available to the public at the Commission’s website at http://www.sec.gov. As soon as reasonably practicable after such materials are filed with or furnished to the Commission, we make copies available to the public free of charge through our website at www.distributionsolutionsgroup.com or by calling (773) 304-5050. Information on our website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this prospectus.

This prospectus does not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement, including its exhibits and schedules, that may be found at the Commission’s website at http://www.sec.gov. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, documents not deemed “filed” with the Commission and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus. The following documents filed with the Commission are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the Annual Report on Form 10-K of Lawson Products, Inc. for the year ended December 31, 2021;

•	the Quarterly Report on Form 10-Q of Lawson Products, Inc. for the three months ended March 31, 2022;

•	our Current Reports on Form 8-K filed with the Commission on February 24, 2022, April 28, 2022 and March 17, 2023;

•	our definitive Proxy Statement , filed on October 18, 2022, for our Annual Meeting of Stockholders held on November 15, 2022; and

•

the description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the Commission, including all amendments and reports filed for the purpose of updating such description, including any amendment or reports filed for the purpose of updating such description.

Copies of these filings are available at no cost on our website, www.distributionsolutionsgroup.com. In addition, you may request a copy of these filings and any amendments thereto at no cost by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement at no cost. Requests should be directed to Corporate Secretary, Distribution Solutions Group, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, telephone: (773) 304-5050.

You should rely only on the information in this prospectus, any prospectus supplement, any applicable free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offering is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mayer Brown LLP, New York, New York. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022.

The consolidated financial statements as of December 31, 2021 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Lawson Products, Inc. as of December 31, 2021 and 2020 and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the offering of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the Commission registration fee, are estimated:

SEC registration fee	$30,860	(1)
Transfer agent fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total		*

(1)	Excludes registration fee offset pursuant to Rule 457(p).
*

These fees are calculated based on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

General Corporation Law

The Company’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the DGCL, the personal liability of the Company’s directors for monetary damages for breach of their fiduciary duties as directors. The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she is or was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Company has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and in its amended and restated bylaws, and the Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16.	List of Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-163978), filed December 23, 2009)

4.2	Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective as of May 5, 2022, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 000-10546) for the quarter ended June 30, 2022.

4.3	Amended and Restated By-Laws of the Company effective as of May 5, 2022, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 000-10546) filed May 5, 2022.

4.4	Form of Indenture for Senior Debt Securities (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-202169), filed February 19, 2015)

4.5	Form of Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-202169), filed February 19, 2015)

4.6*	Form of Warrant Agreement and Warrant Certificate

4.7*	Form of Subscription Rights Agreement and Subscription Rights Certificate

4.8*	Form of Unit Agreement

5.1**	Opinion of Mayer Brown LLP

23.1**	Consent of BDO USA, LLP relating to the consolidated financial statements of Distribution Solutions Group, Inc.

23.2**	Consent of Grant Thornton LLP

23.3**	Consent of BDO USA, LLP relating to the consolidated financial statements of Lawson Products, Inc.

23.4	Consent of Mayer Brown LLP (included in the opinion filed as Exhibit 5.1)

24	Powers of Attorney (included on the signature pages hereto)

25***	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities

107**	Filing Fee Table

*	To be subsequently filed by amendment or incorporated by reference in connection with the offering of the securities as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.
***	To be subsequently filed by amendment or incorporated by reference as an exhibit to a Current Report on Form 8-K or requisite filing under the Trust Indenture Act.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless (in the opinion of its counsel) the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of March, 2023.

DISTRIBUTION SOLUTIONS GROUP, INC.

By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, J. Bryan King, Ronald J. Knutson and Richard D. Pufpaf, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ J. Bryan King	Chairman of the Board and Chief Executive	March 17, 2023
J. Bryan King	Officer (Principal Executive Officer)

/s/ Ronald J. Knutson	Executive Vice President, Chief Financial Officer and Treasurer	March 17, 2023
Ronald J. Knutson	(Principal Financial Officer)

/s/ David S. Lambert	Vice President, Controller and Chief Accounting Officer	March 17, 2023
David S. Lambert	(Principal Accounting Officer)

/s/ Andrew B. Albert	Director	March 17, 2023
Andrew B. Albert

/s/ I. Steven Edelson	Director	March 17, 2023
I. Steven Edelson

Signatures	Title	Date

/s/ Lee S. Hillman	Director	March 17, 2023
Lee S. Hillman

/s/ Mark F. Moon	Director	March 17, 2023
Mark F. Moon

/s/ Bianca A. Rhodes	Director	March 17, 2023
Bianca A. Rhodes

/s/ Robert S. Zamarripa	Director	March 17, 2023
Robert S. Zamarripa